BACK BAY RESTAURANT GROUP, INC.


PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON MARCH 26, 1999 THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS



The undersigned, having received the Notice of Special Meeting of Stockholders and Proxy Statement of Back Bay Restaurant Group, Inc. (the "Company"), hereby appoint(s) Irwin Chafetz and Richard K. Howe, or either of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at Papa-Razzi Restaurant CambridgeSide Galleria, Cambridge, Massachusetts 02141 at 11:00 a.m. on March 26, 1999, and at any adjournment or postponement thereof, and thereat to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.

    PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.


HAS YOUR ADDRESS CHANGED?       DO YOU HAVE ANY COMMENTS?
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
/X/ PLEASE MARK VOTES    1. To consider and vote upon a proposal                For      Against      Abstain
AS IN THIS EXAMPLE       to approve and adopt the Agreement and Plan of         [ ]        [ ]          [ ]
                         Merger, dated as of December 3, 1998, by and
                         between SRC Holdings, Inc., a Delaware corporation
                         ("the Acquiror"), and Back Bay Restaurant Group,
                         Inc., a Delaware corporation (the "Company"),
                         pursuant to which the Acquiror will be merged with
                         and into the Company with the Company being
                         the surviving corporation. A copy of the Merger
                         Agreement is attached as ANNEX I to the
                         accompanying Proxy Statement.

                      2. To transact such other and further business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                         Please be sure to sign and date this Proxy.       Date

                         Stockholder sign here      Co-owner sign here


                         Mark the box at right if an address change or comment
                         has been noted on the reverse side of this card.                     / /


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